EXHIBIT 10.2

SUBSIDIARY LOAN PARTY ACKNOWLEDGEMENT

This SUBSIDIARY LOAN PARTY ACKNOWLEDGEMENT (this “Acknowledgement”), dated as of November 3, 2014, is made by and among each of the subsidiaries of Quality Distribution LLC, a Delaware limited liability company (the “Borrower”) listed on the signature pages hereto (collectively, the “Subsidiary Loan Parties”), and for the benefit of the Lenders (as defined below), Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders under the Credit Agreement (as defined below) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders. All capitalized terms not otherwise defined in this Acknowledgement have the same meanings as specified in the Credit Agreement (as defined below).

A. The Borrower is party to that certain credit agreement, originally dated as of August 19, 2011 (as amended, restated or otherwise modified prior to the date hereof, the “Existing Loan Agreement”), among Quality Distribution, Inc., a Florida Corporation (“Holdings”), the Borrower, Bank of America, as administrative agent and as collateral agent for the lenders, and the lenders from time to time party thereto, pursuant to which the lenders and the issuing banks thereunder have made available certain extensions of credit.

B. The Borrower has requested that the lenders under the Existing Loan Agreement agree to amend and restate the Existing Loan Agreement and to make certain modifications as set forth in the Amended and Restated Credit Agreement (the “Credit Agreement”), dated on or around the date of this Acknowledgement, among Holdings, the Borrower, the lenders party thereto (the “Lenders”), the Administrative Agent and the Collateral Agent for the Lenders, Suntrust Bank and JPMorgan Chase Bank, N.A. as Co-Syndication Agents and Regions Bank as Documentation Agent.

C. The Lenders have agreed to make such amendment and restatement upon the terms and conditions set forth in the Credit Agreement.

Accordingly, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, each Subsidiary Loan Party hereby states the following:

(a) The parties hereto acknowledge and agree that (i) this Acknowledgement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment or reborrowing, or termination of the “Obligations” (as defined in the Existing Loan Agreement) as in effect prior to the Closing Date and (ii) such “Obligations” are in all respects continuing (as amended and restated by the Credit Agreement) with only the terms thereof being modified as provided in the Credit Agreement. Each Subsidiary Loan Party hereby reaffirms its duties and obligations under each Loan Document to which it is a party. Each reference to the “Loan Agreement” or “Credit Agreement” in any Loan Document shall be deemed to be a reference to the Existing Loan Agreement as amended and restated by the Credit Agreement.

(b) Each Subsidiary Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and consents to the amendments to the Existing

Loan Agreement effected pursuant to the Credit Agreement. Each Subsidiary Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).

(c) Each Subsidiary Loan Party acknowledges and agrees that (i) any of the Loan Documents to which it is a party or is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid, enforceable, ratified and confirmed in all respects and shall not be impaired or limited by the execution or effectiveness of this Acknowledgement or the Credit Agreement, and (ii) all security interests created under any of the Security Documents shall continue in full force and effect pursuant to the terms of such Security Document. Each Subsidiary Loan Party represents and warrants that all representations and warranties contained in the Loan Documents to which it is a party are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(d) Each Subsidiary Loan Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in the Credit Agreement, such Subsidiary Loan Party is not required by the terms of the Existing Loan Agreement or any other Loan Document to consent to the amendments to the Existing Loan Agreement effected pursuant to the Credit Agreement and (ii) nothing in this Acknowledgement, the Credit Agreement or any other Loan Document shall be deemed to require the consent of such Subsidiary Loan Party to any future amendments to the Credit Agreement.

(e) Each Subsidiary Loan Party acknowledges and agrees that Sections 9.07 (Applicable Law), 9.12 (Waiver of Jury Trial), and 9.16 (Jurisdiction; Consent to Service of Process) of the Credit Agreement shall apply to this Acknowledgement as if such sections of the Credit Agreement were set out in full herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement to be duly executed by their respective authorized officers as of the day and year first written above.

AMERICAN TRANSINSURANCE GROUP, INC.
CHEMICAL LEAMAN CORPORATION
MEXICO INVESTMENTS, INC.
POWER PURCHASING, INC.
QC DRY BULK, LLC
QC ENERGY RESOURCES, INC.
QC ENERGY RESOURCES, LLC
QD CAPITAL CORPORATION
QD RISK SERVICES, INC.
QUALA SYSTEMS, INC.
QUALITY CARRIERS, INC.
QC ENERGY RESOURCES NORTHWEST, LLC
QC ENERGY RESOURCES TEXAS, LLC
QC ENERGY LOGISTICS, LLC
QC ENVIRONMENTAL SERVICES, INC.
QUALITY BULK LOGISTICS, LLC

By:	/s/ Joseph J. Troy
Name:	Joseph J. Troy
Title:	Chief Financial Officer

BOASSO AMERICA CORPORATION

By:	/s/ Joseph J. Troy
Name:	Joseph J. Troy
Title:	Executive Vice President

[Signature Page to Loan Party Acknowledgement]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Monirah J. Masud
Name:	Monirah J. Masud
Title:	Senior Vice President

[Signature Page to Loan Party Acknowledgement]